VOTE BY TOUCH-TONE PHONE OR THE INTERNET
CALL TOLL-FREE:  1-888-221-0697 OR VISIT WWW.ESTRONG.COM

                       STRONG GLOBAL HIGH-YIELD BOND FUND

              A SERIES OF STRONG INTERNATIONAL INCOME FUNDS, INC.


                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS


       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby revokes all previous proxies and constitutes and appoints Elizabeth N. Cohernour, Stephen J. Shenkenberg and Cathleen A. Ebacher as proxies, each with power to act without the other, and with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Strong International Income Funds, Inc. to be held at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 on September 6, 2000, at 8:00 a.m., Central Time, and at any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus dated July 14, 2000, receipt of which is hereby acknowledged.

DATE: ____________________________

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy Card. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


__________________________________________
Signature(s)     (Title(s), if applicable)



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                   WE NEED YOUR VOTE BEFORE SEPTEMBER 6, 2000



PLEASE, your vote is important and, as a shareholder, you are asked to be at the Special Meeting of Shareholders (the "Meeting") either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to vote by proxy. You can do this in one of three ways: by (1) completing, dating, signing and promptly returning this Proxy Card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone number at 1-888-221-0697, or (3) voting at the Strong Web site at www.eStrong.com. Your prompt voting by proxy will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Meeting and you may revoke your proxy by advising the Secretary of the Strong International Income Funds, Inc. in writing (by subsequent proxy or through the Web site) or by telephone at 1-888-221-0697 of such revocation at any time before the Meeting.

                            THANK YOU FOR YOUR TIME



THIS PROXY CARD WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY CARD WILL BE VOTED IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION.

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

1.To approve the Agreement and Plan of Reorganization, FOR  AGAINST  ABSTAIN
 including an amendment to the Amended and Restated     __    __       __
 Articles of Incorporation of the Strong International
 Income Funds, Inc. to eliminate the class of common stock that constitutes shares of the Global Bond Fund, and the transactions it contemplates.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD




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